UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

Exact Name of Registrant as Specified
in its Charter, State of
Commission	Incorporation, Address of Principal	IRS Employer
File Number	Executive Offices and Telephone Number	Identification No.
1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
One Energy Plaza
Detroit, Michigan 48226-1279
313-235-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 3, 2010, the Michigan Public Service Commission (MPSC) issued its order in Michigan Consolidated Gas Company’s (MichCon) rate case, No. U-15985. The full text of the order is available on the MPSC’s website (http://www.dleg.state.mi.us/mpsc/orders/gas/2010/u-15985_06-03-2010.pdf). MichCon is a wholly-owned subsidiary of DTE Energy Company (DTE Energy.)

On June 4, 2010, DTE Energy posted a summary and discussion of the order in the MichCon rate case to the DTE Energy website at www.dteenergy.com. The Summary is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Summary of MichCon’s Rate Order (U-15985) dated June 4, 2010.

Forward-Looking Statements:

This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in DTE Energy’s 2009 Form 10-K and 2010 Form 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy that discuss important factors that could cause DTE Energy’s actual results to differ materially. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010

DTE ENERGY COMPANY
(Registrant)

/s/ Daniel G. Brudzynski
Daniel G. Brudzynski
Vice President

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Summary of MichCon’s Rate Order (U-15985) dated June 4, 2010.